Exhibit 3(ii)

AMENDED AND RESTATED BY-LAWS

OF

BERKSHIRE HATHAWAY INC.

(as amended and restated on September 30, 2025)

SECTION 1

Certification of Incorporation

1.1 The nature of the business or purposes of the Corporation shall be as set forth in its certificate of incorporation. These by-laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the management of the business and conduct of the affairs of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the certificate of incorporation.

SECTION 2

Stockholders

2.1 ANNUAL MEETING. The annual meeting of the stockholders to elect a board of directors and to transact such other business as may properly come before the meeting shall be held at such place (if any) and at such time as the Board of Directors may determine by resolution.

2.2 SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the Chairman of the Board or by the Board of Directors. A special meeting of the stockholders shall be called by the Secretary of the Corporation, or in the case of the death, absence, incapacity or refusal of the Secretary, by an Assistant Secretary or some other officer, upon application of a majority of the directors or of one or more stockholders who are entitled to vote and who hold at least 50 percent of the capital stock issued and outstanding. Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place (if any), date, hour and purposes of the meeting.

2.3 NOTICE OF MEETINGS. Except as otherwise provided by law, a notice of each meeting of stockholders stating the place (if any), day and hour thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the meeting, to each stockholder entitled to notice of the meeting, at each such stockholder’s address as it appears in the records of the Corporation, which notice may be given by depositing such notice in the United States mail, postage prepaid, addressed to such stockholder at such address. Such notice shall be given by or at the direction of the Secretary, or by an officer or person designated by the Board of Directors, or in the case of a special meeting by or at the direction of the officer calling the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by applicable law.

As to any adjourned session of any meeting of stockholders, notice of the adjourned meeting need not be given if the time, place (if any) thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment was taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 2.3; except that if the adjournment is for more than 30 days or if after the adjournment a new record date for stockholders entitled to vote is set for the adjourned session, notice of any such adjourned session of the meeting shall be given to each stockholder entitled to vote at the adjourned session in the manner heretofore described. Whenever notice is required to be given to stockholders under the General Corporation Law of Delaware, the certificate of incorporation or these by-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except if the stockholder attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any waiver of notice.

2.4 QUORUM OF STOCKHOLDERS. At any meeting of the stockholders, whether the same be an original or an adjourned session, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except in any case where a larger quorum is required by law, by the certificate of incorporation or by these by-laws. Any meeting may be adjourned from time to time by the chairman of the meeting or by a majority of the votes cast affirmatively or negatively upon the question, whether or not a quorum is present.

2.5 ORGANIZATION. The chairman of a meeting of stockholders shall be: (i) the Chairman of the Board; (ii) in the absence of the Chairman of the Board, the Vice-Chairman of the Board; (iii) in the absence of the Chairman of the Board and the Vice-Chairman of the Board, such person as the Board of Directors may have designated; and (iv) in the absence of the Chairman of the Board, the Vice-Chairman of the Board or any person designated by the Board of Directors, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary or in his or her absence a person designated by the chairman of the meeting shall act as secretary of the meeting.

2.6 ACTION BY VOTE. When a quorum is present at any meeting, whether the same be an original or an adjourned session, directors shall be elected by a plurality of the votes cast, and a majority of the votes cast affirmatively or negatively upon any question other than a director election shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

The Corporation may, and to the extend required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.7 ACTION WITHOUT MEETINGS. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any such consent may also be given by electronic transmission in the manner provided by applicable law.

In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of Delaware if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under Section 228 of said General Corporation Law, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

2.8 PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact or be authorized by such other means as is provided in Section 212 of the General Corporation Law of Delaware. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof.

2.9 LIST OF STOCKHOLDERS. The Corporation shall prepare and make, no later than the 10th day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date in the manner provided by law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section to examine the list required by this Section or to vote in person or by proxy at such meeting.

2.10 ADVANCE NOTICE. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) by any stockholder of record of the Corporation who is a stockholder of record at the time of the giving of the notice required in the following paragraph and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

For nominations or business to be properly brought before an annual meeting by a record stockholder pursuant to clause (c) of the foregoing paragraph, (a) the record stockholder must have given timely notice thereof in writing to the Secretary and must have complied with the requirements and provisions hereof and (b) any such business must be a proper matter for stockholder action under Delaware law. To be timely, a record stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders; provided, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, to be timely, a record stockholder’s notice must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation. Notwithstanding anything in this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with the preceding sentence, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. The number of nominees a stockholder may nominate for election at a stockholder meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a stockholder meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such stockholder meeting.

Such record stockholder’s notice shall set forth: (a) if such notice pertains to the nomination of directors, as to each person whom the record stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and (ii) the questionnaire, representation and agreement required by the following paragraph; (b) as to any business that the record stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such record stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) a statement whether the record stockholder (or a qualified representative thereof) intends to appear at the meeting to introduce the business or nomination; and (d) as to (1) the record stockholder giving the notice, (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made and (3) any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (a “control person”): (i) the name and address of such person or entity, in the case of the record stockholder, as they appear on the Corporation’s books; (ii) the class, series and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such person or entity; (iii) any other information relating to the record stockholder, beneficial owner and control person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act; (iv) any (A) derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation), (B) short interest in any security of the Corporation (for purposes of these by-laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees), including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any such person with respect to any share of stock of the Corporation, or (C) proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (v) a description of any agreement, arrangement or understanding with respect to the nomination or other business (including the names of the parties thereto) between or among any such person and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable); (vi) a representation whether any such person will engage in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the proposal, and if so, the name of each participant (as defined in Exchange Act Schedule 14A) in such solicitation and the amount of the cost of the solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation (A) whether any such person intends, or is part of a group that intends, in the case of a proposal other than a nomination, to deliver a proxy statement or form of proxy (through means of satisfying each of the conditions that would be applicable to the Corporation under the Exchange Act Rule 14a-16(a) [Notice of Internet Availability of Proxy Materials] or the Exchange Act Rule 14a-16(n) [Full Set Delivery]) to holders (including beneficial owners pursuant to Exchange Act Rule 14b-1 and Exchange Act Rule 14b-2) of at least the percentage of the voting power of the Corporation’s outstanding stock required under applicable law to adopt or approve the proposal, (B) that any such person intends, or is part of a group that intends, in the case of a nomination, to solicit the holders of shares representing at least 67 percent of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and/or (C) whether any such person intends, or is part of a group that intends, to otherwise solicit proxies from stockholders in support of such proposal or nomination; and (vii) a certification regarding whether each such person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder or beneficial owner of the Corporation. A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director. A stockholder providing written notice required by this section shall update such notice, and any other information provided to the Corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the close of business on the record date for determining the stockholders entitled to notice of the meeting and (ii) the close of business on the 10th business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be delivered to the Secretary at the principal executive office of the Corporation not later than five business days after the later of the record date for determining the stockholders entitled to notice of the meeting or the public announcement of such record date, and in the case of an update pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not later than five business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). In addition, any stockholder that provides notice pursuant to Rule 14a-19(b) promulgated under the

Exchange Act shall notify the Secretary within two business days of any change in such stockholder’s, beneficial owner’s or control person’s intent to solicit proxies in accordance with Rule 14a-19 promulgated under the Exchange Act. Upon request by the Corporation, if any stockholder making such a nomination provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, not later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

To be eligible to be a nominee of any stockholder for election or re-election as a director of the Corporation, the person proposed to be nominated must deliver (in accordance with the applicable time period prescribed for delivery under this Section) to the Secretary at the principal executive offices of the Corporation all completed and signed questionnaires in the forms required by the Corporation (which shall be provided by the Secretary within 10 days following a request therefor by a record stockholder) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement (in the form provided by the Secretary within 10 days following a written request therefor by a record stockholder) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation or nominee that has not been disclosed in such questionnaire; (iii) would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (iv) consents to being named as a nominee in any proxy materials relating to the Corporation’s next meeting and agrees to serve if elected as a director; and (v) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. If the business to be transacted at a special meeting includes director elections, then stockholder nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by a stockholder of record of the Corporation who is a stockholder of record at the time of the giving of the notice provided for in this paragraph and at the time of the special meeting of stockholders, who is entitled to vote at the special meeting and who has complied with the requirements set forth in this Section regarding nominations at annual meetings. For such purpose, all references in this Section to annual meetings shall be deemed to refer to special meetings (provided that to be timely a notice of a nomination with respect to a special meeting must be submitted not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting).

In no event shall an adjournment of an annual or special meeting of stockholders, or postponement of any previously scheduled annual or special meeting of stockholders for which notice has been given (or with respect to which there has been a public announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a record stockholder’s notice.

Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and, in such case, that any such nominee shall be disqualified from standing for election or re-election). Notwithstanding the provisions of this Section, unless otherwise required by law or otherwise determined by the chairman of the meeting, if the stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders of the Corporation to present the nomination(s) or proposed business, such nomination(s) shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election) and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Without limiting any remedy available to the Corporation, a stockholder may not present nominations for director at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such stockholder, any beneficial owner (as applicable), any control person or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section, otherwise failed to comply with this Section (or with any applicable law, rule or regulation identified in this Section, including, without limitation, Rule 14a-19 promulgated under the Exchange Act) or provided false or misleading information to the Corporation.

Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section, and a violation thereof shall be deemed a violation of these by-laws. Nothing in this Section shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock of the Corporation to make nominations of persons for election to the Board of Directors if and to the extent provided for under law, the certificate of incorporation or these by-laws.

For purposes of this Section, (i) to be a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a written statement executed by such stockholder (or a reliable reproduction of such statement) delivered to the Corporation prior to the introduction of such business or nomination(s) at such meeting (and in any event not fewer than five days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders; (ii) “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (iii) “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Whenever this Section 2.10 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, statement or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

SECTION 3

Board of Directors

3.1 NUMBER. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

3.2 TENURE. Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, each director shall hold office until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.

3.3 POWERS. The business of the Corporation shall be managed by the Board of Directors who shall have and may exercise all the power of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

3.4 VACANCIES. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the stockholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other action.

3.5 CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. Except as otherwise voted by the directors, the Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors at which he or she is present and shall have such other powers and duties as the Board of Directors, executive committee or any other duly authorized committee shall from time to time designate. Except as otherwise voted by the directors, the Vice Chairman of the Board of Directors, if any is elected or appointed, shall assume the duties and powers of the Chairman of the Board of Directors in his or her absence and shall otherwise have such duties and powers as shall be designated from time to time by the Board of Directors.

3.6 COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation. Unless otherwise provided in the certificate of incorporation, these by-laws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

3.7 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held without call or notice at such place (if any) and at such times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and at any place (if any) designated in the notice of the meeting, when called by the Chairman of the Board, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the Secretary or by the Chairman of the Board or any one of the directors calling the meeting.

3.9 NOTICE. It shall be reasonable and sufficient notice to a director to send notice by mail at least 48 hours or by telephone, facsimile or electronic message at least 24 hours before the meeting. Whenever notice is required to be given to directors or committee members under the General Corporation Law of Delaware, the certificate of incorporation or these by-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director or committee member at a meeting shall constitute a waiver of notice of such meeting, except if the director or committee member attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.10 QUORUM. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole Board of Directors. Any meeting may be adjourned from time to time by a majority of the votes cast affirmatively or negatively upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Directors may participate in any meeting of the Board of Directors by means of telephone or other communication equipment which allows all individuals participating in the meeting to hear each other at the same time. This type of participation in a meeting shall constitute presence in person at the meeting.

3.11 ACTION BY VOTE. Except as may be otherwise provided by law, by the certificate of incorporation or by these by-laws, when a quorum is present at any meeting the affirmative vote of a majority of the directors present shall be the act of the Board of Directors.

3.12 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or a committee thereof may be taken without a meeting if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, such writing or writings or electronic transmission or transmissions shall be filed with the records of the meeting of the Board of Directors or of such committee. Such consent shall be treated for all purposes as the act of the Board of Directors or of such committee, as the case may be.

3.13 COMPENSATION. The Board of Directors shall have the authority to fix the compensation of the directors. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

SECTION 4

Officers and Agents

4.1 ENUMERATION; QUALIFICATION. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a Controller, a Treasurer, a Secretary and such other officers as the Board of Directors may appoint including without limitation a President, one or more Vice Chairman, Senior Vice Presidents, Vice Presidents, Assistant Secretaries or Assistant Treasurers. Any two or more offices may be held by the same person. The salary of the Chief Executive Officer shall be fixed from time to time by the Board of Directors. Except as otherwise determined by the Board of Directors, the Chief Executive Officer shall fix the compensation of all other officers.

4.2 POWERS. Subject to law, to the certificate of incorporation and to the other provisions of these by-laws, each officer shall have, in addition to the duties and power herein set forth, such duties and powers as are commonly incident to his or her office and such additional duties and powers as the Board of Directors may from time to time designate. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, or any officer of the Corporation authorized by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or securityholders of or with respect to any action of stockholders or securityholders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these by-laws.

4.3 ELECTION. The officers may be elected by the Board of Directors at their first meeting following the annual meeting of the stockholders or at any other time. At any time or from time to time the directors may delegate to any officers their power to elect or appoint any other officer or any agents.

4.4 TENURE. Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is chosen and qualified unless a shorter period shall have been specified by the terms of his or her election or appointment, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors or the Chief Executive Officer.

4.5 PRESIDENT. Except as otherwise voted by the directors, the President shall be the Chief Executive Officer of the Corporation. Subject to these by-laws and the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility and the power necessary for the management, oversight, supervision and control of the business and affairs of the Corporation.

4.6 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Corporation and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers for distributions of funds. The Chief Financial Officer shall have all such powers and duties as are commonly incident to the office of Chief Financial Officer or that are delegated to him or her by the Board of Directors or the Chief Executive Officer. If no treasurer is elected, the Chief Financial Officer shall also have the duties and powers of the Treasurer.

4.7 VICE PRESIDENTS. Any vice presidents shall have all such duties and powers as are commonly incident to the office of vice president or that are delegated to him or her by the Chief Executive Officer or the Chief Financial Officer.

4.8 TREASURER. The Treasurer shall have care of all funds of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Chief Executive Officer or the Chief Financial Officer.

4.9 CONTROLLER. If a controller is elected, he or she shall be the Chief Accounting Officer of the Corporation and shall be in charge of its books of account and accounting records, and of its accounting procedures. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

4.10 SECRETARY. The Secretary shall keep the minutes of all meetings of the stockholders and the Board of Directors. In the absence of the Secretary from any meeting, a temporary secretary, chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. The Secretary shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, and those that may from time to time be designated by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

4.11 ASSISTANT SECRETARIES. Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chairman of the Board, the Chief Financial Officer, or the Secretary.

SECTION 5

Resignations and Removals

5.1 Any director or officer may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the Secretary, or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. A director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of directors. The Board of Directors may at any time remove any officer either with or without cause. The Board of Directors may at any time terminate or modify the authority of any agent. No director or officer resigning and (unless a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, whether his or her compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

SECTION 6

Capital Stock

6.1 STOCK CERTIFICATES. Shares of the Corporation’s stock may be certificated or uncertificated, as provided by Section 158 of the General Corporation Law of Delaware. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number, class and designation of the series, if any, of the shares held and shall be signed by any two authorized officers of the Corporation, including without limitation, the Chairman, Vice Chairman, a Vice President, the Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue.

6.2 LOSS OF CERTIFICATES. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the Corporation against any claim or account thereof, as the Board of Directors may prescribe.

6.3 VOTING POWER. Every reference in these by-laws to a majority or other proportion of stock or shares shall refer to such majority or other proportion of the votes of such stock or shares.

SECTION 7

Transfer of Shares of Stock

7.1 TRANSFER ON BOOKS. Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, subject to the restrictions, if any, stated or noted on the stock certificate, upon surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these by-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

7.2 RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 8

Indemnification of Directors and Officers

8.1 RIGHT TO INDEMNIFICATION. Each director or officer of the Corporation who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that except for any proceeding seeking to enforce or obtain payment under any right to indemnification by the Corporation, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the Corporation has joined in or consented to the initiation of such proceeding (or part thereof). The Corporation may, by action of its Board of Directors, either on a general basis or as designated by the Board of Directors, provide indemnification to employees and agents of the Corporation, and to directors, officers, employees and agents of the Corporation’s subsidiaries, with the same scope and effect as the foregoing indemnification of directors and officers. Notwithstanding anything in this Section to the contrary, no person shall be entitled to indemnification pursuant to this Section on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase and sale by such person of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934.

8.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Each person who is or becomes a director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided in this Section.

8.3 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

8.4 EXPENSES AS A WITNESS. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her in connection therewith.

8.5 INDEMNITY AGREEMENTS. The Corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents of the Corporation and with such officers, directors, employees and agents of subsidiaries as the Board of Directors may designate, which agreements may include any substantive or procedural provisions regarding indemnification as are not inconsistent with the General Corporation Law of Delaware. The provisions of such indemnity agreements shall prevail to the extent that they differ from the provisions of this Section.

SECTION 9

Corporate Seal

9.1 The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware” together with the name of the Corporation and the year of its organization, cut or engraved thereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 10

Execution of Papers

10.1 Except as the Board of Directors may generally or in some particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed by the Chairman of the Board, Chief Financial Officer, Controller, Treasurer, Secretary or by one of the Vice Presidents.

10.2 GUARANTEES. The Chairman, Vice Chairman, Chief Financial Officer, or any other person authorized by the Board of Directors shall have the authority to sign and execute on behalf of the Corporation guarantees of debt obligations of wholly-owned or partially-owned direct or indirect subsidiary entities for any lawful reason. The Chairman, Vice Chairman, Chief Financial Officer, Controller, Treasurer, Secretary or any other person authorized by the Board of Directors shall have the authority to sign and execute on behalf of the Corporation guarantees on behalf of the Corporation of Investment Agreements or Guaranteed Investment Contracts issued by a wholly-owned or partially-owned direct or indirect subsidiary entities for any lawful purpose.

10.3 ACCOUNTS AND SECURITIES TRANSACTIONS. Any two of the Chairman, Vice Chairman, Chief Financial Officer and Controller, or any other person authorized by the Board of Directors shall have the authority on behalf of the Corporation to establish and maintain one or more accounts with a brokerage firm or other firms for the purpose of purchasing, investing in, or otherwise acquiring, selling, possessing, transferring, exchanging, pledging or disposing of, or realizing upon, and generally dealing in and with any and all forms of securities including, but not by way of limitation, shares, stocks, bonds, debentures, scrip, participation certificates, rights to subscribe, options, warrants, certificates of deposit, mortgages, choses in action, derivative contracts (including, but not by way of limitation, forwards, futures, swaps, options or related contracts), evidence of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured or unsecured or via margin transactions including short sales, whether represented by trust, participating and/or other certificates or otherwise (hereinafter collectively referred to as “Securities”). Any two of the Chairman, Vice-Chairman, Chief Financial Officer, Vice President and Director of Financial Assets, Treasurer, or any other person authorized by the Board of Directors shall have the authority on behalf of the Corporation to purchase, acquire, transfer, convert, endorse, sell, assign, set over and deliver any and all forms of Securities, as previously defined, now or hereafter held in the name of, or owned by, the Corporation and to make, execute and deliver under the name of the Corporation any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred. Any two of the Chairman, Vice-Chairman, Chief Financial Officer, Vice President and Director of Financial Assets, Treasurer, or any other person authorized by the Board of Directors shall have the authority to purchase and sell United States Treasury Bills and Notes, Commercial Paper, Agency Discount Notes, Collateralized Repurchase Agreements, Money Market Funds, Spot Currency Exchange Contracts, and Certificates of Deposit on behalf of the Corporation.

SECTION 11

Fiscal Year

11.1 The fiscal year of the Corporation shall end on the 31st day of December of each year unless changed by a resolution of the Board of Directors.

SECTION 12

Forum for Adjudication of Disputes

12.1 Unless the Corporation consents in writing to the selection of an alternative forum (“Alternative Forum Consent”), (a) the sole and exclusive forum for any action asserting an “internal corporate claim” (as that term is defined below) shall be the Delaware Court of Chancery (except that, in the event the Delaware Court of Chancery lacks jurisdiction over any such action or proceeding, then the sole and exclusive forum for such action or proceeding shall be the federal district court for the District of Delaware) and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be a federal district court for the United States of America (a “U.S. district court”). For purposes of this Section 12, an internal corporate claim is any claim, including a claim in the right of the Corporation (a) that is based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (b) as to which the General Corporation Law of Delaware confers jurisdiction upon the Delaware Court of Chancery. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12. If any action the subject matter of which is within the scope of this Section 12 is filed in a court other than the applicable court required under this Section 12 (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Delaware Court of Chancery (or the federal district court for the District of Delaware or, in the case of a cause of action arising under the Securities Act, a U.S. district court) in connection with any action brought in any such court to enforce this Section 12 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 12 with respect to any current or future actions or proceedings. If any provision of this Section 12 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 12 (including, without limitation, each portion of any sentence of this Section 12 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

SECTION 13

Amendments

13.1 These by-laws may be made, altered, amended or repealed by the Board of Directors or by the affirmative vote of a majority of the stock outstanding and entitled to vote thereon. Any by-law, whether made, altered, amended or repealed by the stockholders or directors, may be altered, amended or reinstated, as the case may be, by either the stockholders or by the directors as hereinbefore provided.

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